EXHIBIT 10.k

                               RETENTION AGREEMENT


      This RETENTION AGREEMENT (the "Agreement") is entered into as of February 17, 2000, between ENTERPRISE ELECTRONICS CORPORATION (the "Company") and LARRY COLLINS (the "Employee").

      WHEREAS, the stock or assets of the Company may be sold or a change in control of the Company's beneficial owner, Tech-Sym Corporation ("Tech-Sym") may occur; and

      WHEREAS, the Company recognizes the Employee's contributions to the success of the Company and wants to provide an incentive to the Employee to alleviate concerns regarding personal status so that the Employee will fully support such a sale or change in control;

      NOW, THEREFORE, the parties hereto agree to the following:

      1. In the event the stock or substantially all of the assets of the Company are sold or there is a change in control of Tech-Sym, either of which shall constitute a "Sale," the Company shall pay Employee $75,000 (the "Retention Payment"), within five (5) business days after the effective date of the Sale.

      2. For the purposes of this Agreement, the following definitions shall apply:

            (a) Cause shall mean gross misconduct materially and demonstrably injurious to the Company.

            (b) Change in control of Tech-Sym shall have the same meaning as stated in Tech-Sym's 1998 Equity Incentive Plan.

      3. Employee shall be entitled to recover reasonable attorney's fees in the event Employee prevails in any litigation regarding this Agreement.

      4. The Company will require any successor, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all of the business and/or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would have been required if no such succession had taken place.

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      5. This Agreement may be canceled by either party effective one year after written notice is received by the other party. This Agreement shall automatically terminate if Employee voluntarily terminates his employment with the Company or his employment is terminated by the Company for cause.

      IN WITNESS WHEREOF, the parties have entered into this Agreement for all purposes as of the day and year first above written.

      [Employee]                    ENTERPRISE ELECTRONICS CORPORATION



      /s/ LARRY COLLINS              By:/s/ J. MICHAEL CAMP
      -----------------                 ---------------------
      Larry Collins                         J. Michael Camp
                                            Chairman of the Board

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